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                                                                     EXHIBIT 5.1

                                August 30, 1999


To the Board of Directors
Number Nine Visual Technology Corporation
18 Hartwell Avenue
Lexington, MA  02421

     Re:   Form S-3 Registration Statement under the Securities Act of 1933
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Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Number Nine Visual Technology Corporation (the "Company") of a Registration Statement on Form S-3 on or about August 30, 1999 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of One Million (1,000,000) shares of the Company's Common Stock, $.01 par value (the "Shares").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are the opinion that the Shares, when sold in accordance with the Registration Statement will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                                             Very truly yours,


                                             /s/ Mintz, Levin, Cohn, Ferris,
                                             Glovsky and Popeo, P.C.
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                                             MINTZ, LEVIN, COHN, FERRIS,
                                             GLOVSKY AND POPEO, P.C.